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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT




                                                                 JURISDICTION OF
NAME                                                              INCORPORATION
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CTI Securities Corp. (100% owned subsidiary                        Massachusetts
of Critical Therapeutics, Inc.)